Exhibit 1.1

Execution Version

KINDER MORGAN MANAGEMENT, LLC

Shares Representing Limited Liability Company Interests
Having an Aggregate Offering Price of up to
$500,000,000

EQUITY DISTRIBUTION AGREEMENT

May 4, 2012

Credit Suisse Securities (USA) LLC
11 Madison Avenue
New York, NY 10010

Ladies and Gentlemen:

Kinder Morgan Management, LLC, a Delaware limited liability company (the “Company”), confirms its agreement (this “Agreement”) with Credit Suisse Securities (USA) LLC (the “Manager”) as follows:

SECTION 1.  Description of Securities.  The Company proposes to issue and sell through or to the Manager, as sales agent and/or principal, shares representing limited liability company interests, which shares include a purchase obligation of Kinder Morgan, Inc., a Delaware corporation (“KMI”), to purchase, under certain circumstances, the shares (such shares together with the purchase obligation, the “Listed Shares”) having an aggregate offering price of up to $500,000,000 (the “Shares”) on the terms set forth in Section 3 of this Agreement.  The Company agrees that whenever it determines to sell the Shares directly to the Manager as principal, it will enter into a separate agreement (each, a “Terms Agreement”) in form and substance satisfactory to the Company and the Manager, relating to such sale in accordance with Section 3 of this Agreement.

SECTION 2.  Representations and Warranties of the Company, the Partnership and KMI.  The Company, Kinder Morgan Energy Partners, L.P., a Delaware limited partnership (the “Partnership”), and, with respect to information regarding itself, KMI, represent and warrant to and agree with the Manager that:

(a)  The Company, the Partnership and KMI have prepared and filed with the Securities and Exchange Commission (the “Commission”), pursuant to the Securities Act of 1933, as amended (the “Act”) and the rules and regulations adopted by the Commission thereunder (the “Rules”), a registration statement on Form S-3 (Registration Statement Nos. 333-179814, 333-179814-01 and 333-179814-02), including a prospectus, relating to the Shares, including the deemed offering of the i-units by the Partnership and the purchase obligation by KMI, and such registration statement has become effective.  Such registration statement, as amended to the date of this

Agreement, and including (1) financial statements, exhibits and Incorporated Documents (as hereinafter defined), (2) any information contained or incorporated by reference in a prospectus filed with the Commission pursuant to Rule 424(b) of the Rules, to the extent such information is deemed, pursuant to Rule 430B or Rule 430C of the Rules, to be part of the registration statement at the time of such registration statement’s effectiveness for purposes of Section 11 of the Act, as such section applies to the Manager, and (3) any registration statement filed to register the offer and sale of Shares pursuant to Rule 462(b) of the Rules, is hereinafter referred to as the “Registration Statement,” and includes any new registration statement, post-effective amendment to such registration statement or new shelf registration statement as may have been filed pursuant to Section 4(f) of this Agreement.  The prospectus dated May 4, 2012 filed as part of the Registration Statement is hereinafter referred to as the “Base Prospectus,” unless a new registration statement has been filed under Section 4(f) of this Agreement and become effective, in which case the “Base Prospectus” shall be the final prospectus first filed with the Commission pursuant to Rule 424(b) after the effectiveness of such new registration statement.  Except with respect to Section 7, the most recent prospectus supplement relating to the Shares filed with the Commission pursuant to Rule 424(b) of the Rules is hereinafter referred to as the “Prospectus Supplement.”  The Base Prospectus, as supplemented by the Prospectus Supplement, is hereinafter referred to as the “Prospectus.”  Any reference herein to the Registration Statement, the Base Prospectus, any Prospectus Supplement or the Prospectus shall be deemed to include all documents incorporated, or deemed to be incorporated, therein by reference pursuant to the requirements of Item 12 of Form S-3 under the Act (the “Incorporated Documents”). For purposes of this Agreement, all references to the Registration Statement, the Base Prospectus, the Prospectus Supplement, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”), which EDGAR copy is substantially identical to the other copies of such material, except to the extent permitted by Regulation S-T.

(b)  Each of the Company, the Partnership and KMI has reasonable grounds to believe that it meets the requirements for the use of Form S-3 under the Act.  For purposes of each offering of the Shares pursuant to transactions under this Agreement that are not firm commitment underwritings, the Partnership will be an “ineligible issuer” (as defined in Rule 405 under the Act) with respect to its deemed offering of i-units as of each relevant eligibility determination date for purposes of Rules 164 and 433 under the Act. At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the 1933 Act) of the

Shares, the Company was not an “ineligible issuer” as defined in Rule 405 under the 1933 Act.

(c)  The Commission has not issued an order preventing or suspending the use of the Base Prospectus, the Prospectus Supplement or the Prospectus, or the effectiveness of the Registration Statement, and no proceeding for that purpose or pursuant to Section 8A of the Act has been instituted or, to the Company’s or KMI’s knowledge, threatened by the Commission.

(d)  The Registration Statement, at the time it originally became effective, as of the date hereof, as of the time of each sale of Shares pursuant to this Agreement (each, a “Time of Sale”), at each Settlement Date (as defined in Section 3(a)(vi)) and at all times during which a prospectus is required by the Act to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 of the Rules or through compliance with Rule 172 of the Rules or any similar rule) in connection with any sale of Shares, will comply, in all material respects, with the applicable requirements of the Act and the Rules; the Incorporated Documents, when they were or are filed with the Commission, conformed or will conform as of their respective dates in all material respects with the applicable requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the applicable rules and regulations adopted by the Commission thereunder; and the Prospectus will comply, as of the date that each Prospectus Supplement is filed with the Commission, each Time of Sale, each Settlement Date, and at all times during which a prospectus is required by the Act to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 of the Rules or through compliance with Rule 172 of the Rules or any similar rule) in connection with any sale of Shares, in all material respects, with the requirements of the Act (including, without limitation, Section 10(a) of the Act).

(e)  (i) Each part of the Registration Statement and any amendment thereto, at the time it became or becomes effective did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) the Registration Statement meets, and the offering and sale of the Shares as contemplated hereby complies with, the requirements of Rule 415 of the Rules; (iii) the Base Prospectus and any amendment thereto, at the time it was filed or will be filed with the Commission, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; (iv) the Prospectus and any amendment or supplement thereto, at the time it was filed or will be filed with the Commission pursuant to Rule 424 of the Rules, did not and will not contain an untrue statement of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (v) as of each Time of Sale, each related Settlement Date and at the time a prospectus relating to the Shares is required by the Act to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 of the Rules or through compliance with Rule 172 of the Rules or any similar rule), the Prospectus, as then amended or supplemented, did not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company, the Partnership and KMI make no representation or warranty with respect to any statement contained in the Registration Statement or the Prospectus in reliance upon and in conformity with information furnished in writing by or on behalf of the Manager expressly for use in the Registration Statement or the Prospectus.

(f)  Prior to the execution of this Agreement, the Company, the Partnership and KMI have not, directly or indirectly, offered or sold any Shares by means of any “prospectus” (within the meaning of the Act) or used any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Shares, in each case other than the Base Prospectus; the Company, the Partnership and KMI have not, directly or indirectly, prepared, used or referred to any issuer free writing prospectus, as defined in Rule 433 of the Rules, with respect to the Shares, although the Company, the Partnership and KMI make no representation with respect to actions taken by the Manager.

(g)  The respective consolidated financial statements included in the Registration Statement and the Prospectus present fairly the financial position of the Company, the Partnership and KMI (as applicable) and their respective consolidated subsidiaries as of the dates shown and their results of operations, equity owners’ capital and cash flows for the periods shown, and, except as otherwise disclosed in the Registration Statement and the Prospectus, such financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis; any schedules included in the Registration Statement present fairly the information required to be stated therein; any summary or selected financial data included in the Registration Statement and the Prospectus present fairly the information shown therein and, to the extent based upon or derived from the respective financial statements, have been compiled on a basis consistent with the financial statements presented therein except as otherwise stated therein or in the notes thereto; and as to any pro forma financial statements included in the Registration Statement and the Prospectus, the assumptions used in preparing the pro forma financial statements so included in the Registration Statement and the Prospectus provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma columns therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(h)  All of the shares of the Company that may vote for the election of directors are owned by Kinder Morgan, G.P., Inc., a Delaware corporation (the “General Partner”); the Company is the delegate of the General Partner pursuant to that certain Delegation of Control Agreement among the General Partner, the Company, the Partnership and the Operating Partnerships (as defined below) dated as of May 18, 2001, as amended (the “Delegation of Control Agreement”); the voting shares of the Company owned by the General Partner have been duly and validly authorized and issued and are fully paid and (except as required to the contrary by the Delaware Limited Liability Company Act (the “Delaware LLC Act”)) non-assessable, and are owned by the General Partner free and clear of any lien, encumbrance, security interest, equity or charge (except for such liens, encumbrances, security interests, equities or charges described in the Prospectus or as are not, individually or in the aggregate, material to such ownership); and the Company is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, with all necessary limited liability company power and authority to own its properties and conduct its business as described in the Prospectus and to perform its functions as the delegate of the General Partner and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on the consolidated financial condition, results of operations or business of the Company, its subsidiary, and the Partnership and its subsidiaries, taken as a whole (a “Company Material Adverse Effect”);

(i)  The Partnership is a limited partnership duly formed, validly existing and in good standing under the laws of the State of Delaware, with all necessary partnership power and authority to own its properties and conduct its business as described in the Prospectus and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a Company Material Adverse Effect.

(j)  KMI is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with all necessary corporate power and authority to own its properties and conduct its business as described in the Prospectus and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on the consolidated financial condition, results of operations or business of KMI and its subsidiaries, taken as a whole (a “KMI Material Adverse Effect”).

(k)  All of the outstanding shares of capital stock, limited partner interests, general partner interests, or limited liability company interests, as applicable, of each of the Partnership’s subsidiaries that is a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X, and TransColorado Gas Transmission Company (collectively, the “Partnership Significant Subsidiaries”), have been duly and validly authorized and issued and are fully paid and (except (A) as required to the contrary by the Delaware LLC Act and the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”) and (B) with respect to any general partner interests) non-assessable, and are owned by the Partnership directly or indirectly through one or more wholly-owned subsidiaries or the General Partner.  All of such shares or interests owned directly or indirectly by the Partnership or the General Partner are owned free and clear of any lien, encumbrance, security interest, equity or charge (except for such liens, encumbrances, security interests, equities or charges as are not, individually or in the aggregate, material to such ownership or as described in the Prospectus).

(l)  All of the outstanding shares of capital stock, limited partner interests, general partner interests or limited liability company interests, as applicable, of each of KMI’s subsidiaries (other than the Partnership, its subsidiaries, and the Company) that is a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X (collectively, the “KMI Significant Subsidiaries” and, together with the Partnership Significant Subsidiaries, the “Significant Subsidiaries”), have been duly and validly authorized and issued and are fully paid and (except (A) as required to the contrary by the Delaware LLC Act and the Delaware LP Act and (B) with respect to any general partner interests) non-assessable, and (except for the preferred stock of the General Partner) are owned by KMI directly or indirectly through one or more wholly-owned subsidiaries.  All of such shares or interests owned directly or indirectly by KMI are owned, free and clear of any lien, encumbrance, security interest, equity or charge (except for such liens, encumbrances, security interests, equities or charges as are not, individually or in the aggregate, material to such ownership or as described in the Prospectus).

(m)  Each of the Significant Subsidiaries has been duly incorporated or formed and is validly existing as a corporation, limited partnership, general partnership, or limited liability company, as the case may be, in good standing under the laws of the jurisdiction in which it is chartered or organized, with full entity power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Prospectus, and is duly qualified to do business as a corporation, limited partnership, general partnership, or limited liability company, as the case may be, and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a Company Material Adverse Effect or a KMI Material Adverse Effect, as applicable (a “Material Adverse Effect”).

(n)  The General Partner is the sole general partner of the Partnership and Kinder Morgan Operating L.P. “A,” a Delaware limited partnership (“OLP-A”), Kinder Morgan Operating L.P. “B,” a Delaware limited partnership (“OLP-B”), Kinder Morgan Operating L.P. “C,” a Delaware limited partnership (“OLP-C”), Kinder Morgan Operating L.P. “D,” a Delaware limited partnership (“OLP-D”), and Kinder Morgan CO2 Company, L.P., a Texas limited partnership (“CO2”, and together with OLP-A, OLP-B, OLP-C, and OLP-D, the “Operating Partnerships”); the General Partner owns general partner interests in the Partnership and the Operating Partnerships; each such general partner interest is duly authorized by the Agreement of Limited Partnership of the Partnership, as amended and restated, or the agreement of limited partnership, as amended and restated, of the respective Operating Partnership, as the case may be, and was validly issued to or acquired by the General Partner; and the General Partner owns such general partner interests free and clear of any lien, encumbrance, security interest, equity or charge (except for such liens, encumbrances, security interests, equities or charges as are not, individually or in the aggregate, material to such ownership or as described in the Prospectus).

(o)  The General Partner has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware; the General Partner is an indirect subsidiary of KMI; and the General Partner has all necessary corporate power and authority to own its properties and conduct its business as described in the Prospectus and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect.

(p)  Each of the Company, the Partnership and KMI has all necessary limited liability company, partnership or corporate, as applicable,

power and authority to execute and deliver this Agreement and to perform its obligations hereunder; each of the Company and the Partnership has all necessary limited liability company or partnership power and authority, as the case may be, to issue and sell the Shares and the corresponding i-units, respectively, as contemplated by this Agreement; and all action required to be taken by each of the Company, the Partnership, and KMI for the due and proper authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby has been duly and validly taken.

(q)  The Shares and the corresponding i-units have been duly and validly authorized and when issued and delivered against payment therefor pursuant to this Agreement (or in the case of the i-units, the Prospectus) on each Settlement Date such Shares and i-units will be validly issued, fully paid and (except as required to the contrary by the Delaware LLC Act and the Delaware LP Act) non-assessable and will conform in all material respects to the description thereof contained in the Prospectus; and the shareholders of the Company and the limited partners of the Partnership have no preemptive rights with respect to the Shares and the i-units, respectively.

(r)  The execution, delivery and performance of this Agreement, and the issuance and sale of the Shares by the Company and the issuance and sale of the i-units by the Partnership, will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company, the Partnership, KMI, the General Partner or any of the Significant Subsidiaries is a party or by which the Company, the Partnership, KMI, the General Partner or any of the Significant Subsidiaries is bound or to which any of the property of the Company, the Partnership, KMI, the General Partner or any of the Significant Subsidiaries is subject, except where any such foregoing occurrence will not prevent the consummation of the transactions contemplated herein or would not have a Material Adverse Effect, nor will such action result in any violation of the provisions of the limited liability company agreement, partnership agreement, certificate of incorporation, bylaws or other formation document, as the case may be, of the Company, the Partnership, KMI, the General Partner or any of the Significant Subsidiaries, or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, the Partnership, KMI, the General Partner or any of the Significant Subsidiaries or any of the properties of any such entities, and no consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body having jurisdiction over the Company, the Partnership, KMI, the General Partner or any of the Significant Subsidiaries or any of the properties of such entities is required for the issuance and sale of the Shares by the Company or the issuance and sale of the i-units by the Partnership, except such as have been obtained or made under the Act, and such consents, approvals, authorizations, registrations or qualifications as may be required under the state securities or Blue Sky laws.

(s)  Other than as disclosed in the Prospectus, there are no legal or governmental proceedings pending to which the Company, the Partnership, KMI or any of their respective subsidiaries is a party or of which any property of the Company, the Partnership, KMI or any of their respective subsidiaries is the subject which would be reasonably likely to, individually or in the aggregate, have a Material Adverse Effect; and, to the Company’s or KMI’s knowledge, no such proceedings are threatened or contemplated.

(t)  Except as disclosed in the Prospectus, none of the Company, the Partnership, KMI or any of their respective subsidiaries has violated any federal or state law or regulation relating to the protection of human health or the environment, except for any violations and remedial actions as would not be reasonably likely to, individually or in the aggregate, have a Material Adverse Effect.

(u)  Except as disclosed in or contemplated by the Prospectus, (i) since the date of the latest audited financial statements included in the Prospectus, there has been no change, nor any development or event involving a prospective change, that would have a Material Adverse Effect, (ii) none of the Company, the Partnership, KMI or their respective subsidiaries have sustained since the date of the latest audited financial statements included in the Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree that could reasonably be expected to have a Material Adverse Effect, and (iii) since the respective dates as of which information is given in the Prospectus, there has not been any change, or any development involving a prospective change, in the limited liability company interests, partnership interests, capital stock or long-term debt of the Company, the Partnership, KMI or any of their respective subsidiaries that would constitute a material adverse change to the Company, the Partnership, KMI and their respective subsidiaries taken as a whole, or any material adverse change in the general affairs, management, financial position or results of operations of the Company, the Partnership, KMI and their respective subsidiaries taken as a whole, whether or not arising in the ordinary course of business.

(v)  Each of the Company, the Partnership, KMI, the General Partner and the Significant Subsidiaries owns or leases all properties as are necessary to the conduct of its operations as described in the Prospectus, except where the failure to own or lease any of such properties would not, individually or in the aggregate, have a Material Adverse Effect.

(w)  Each of the Company, the Partnership and KMI is, and after giving effect to the offering and sale of the Shares and the i-units and the application of the proceeds thereof as described in the Prospectus, will be, exempt from regulation as an “investment company,” as defined in the Investment Company Act of 1940, as amended.

(x)  None of the Company, the Partnership, KMI, KMGP Services Company, Inc., the General Partner or any of the Significant Subsidiaries is involved in any labor dispute and, to the knowledge of the Company or KMI, no such dispute has been threatened, except for such disputes as would not, individually or in the aggregate, have a Material Adverse Effect.

(y)  To the Company’s and KMI’s knowledge, PricewaterhouseCoopers LLP, who has certified certain financial statements of the Company, the Partnership, KMI and their respective subsidiaries, is an independent registered public accounting firm as required by the Act and the Rules.

(z)  The offering and sale of Shares, as contemplated by this Agreement, does not give rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any securities of the Company (except as otherwise described in the Prospectus); and except as described in the Prospectus, or provided in the various employee or director stock or unit based benefit or compensation plans, there are no outstanding options or warrants to purchase any Shares, Listed Shares or other securities of the Company.

(aa)  None of the Company, the Partnership, KMI, the General Partner or any of the Significant Subsidiaries, nor any of their respective directors and officers has taken any action that is or was designed to or that has constituted or that might have reasonably been expected to cause or result in the stabilization or manipulation of the price of any security of the Company or any equity security of the Partnership to facilitate the offer or sale of the Shares.

(bb)  Each of the Company, the Partnership and KMI maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by its respective principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles; and each of the Company, the

Partnership and KMI believes that its respective internal control over financial reporting is effective.

(cc)  Since the date of the Company’s, the Partnership’s and KMI’s (as applicable) latest financial statements (audited or unaudited) included in the Prospectus, there has been no change in such entity’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, its internal control over financial reporting.

(dd)  Each of the Company, the Partnership and KMI maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to each such entity and its consolidated subsidiaries is made known to the principal executive officer and principal financial officer of such entity by others within those entities; and each such entity believes that its disclosure controls and procedures are effective in all material respects to provide reasonable assurance that information required to be disclosed in the reports it files under the Exchange Act is recorded, processed, summarized and reported as and when required.

(ee)  None of the Company, the Partnership or KMI has distributed or, prior to the later to occur of the Settlement Date and completion of the distribution of the Shares, will distribute any offering material in connection with the offering and sale of the Shares, other than the Prospectus to which the Manager has consented to the use thereof.

(ff)  The Listed Shares are an “actively-traded security” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.

SECTION 3.  Sale and Delivery of Securities.

(a) On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell through the Manager, as sales agent, and the Manager agrees to use its reasonable efforts to sell, as sales agent for the Company, the Shares on the following terms.

(i)  The Shares are to be sold on a daily basis or otherwise as shall be agreed to by the Company and the Manager on any day that (A) is a trading day for the New York Stock Exchange (the “NYSE”) (other than a day on which the NYSE is scheduled to close prior to its regular weekday closing time), (B) the Company through any of the individuals identified as authorized representatives of the Company in a certificate to be furnished by the Company to the Manager, as updated from time to time (the “Authorized Company Representatives”), has instructed the individuals identified by the Manager as authorized representatives of the Manager in a certificate to be furnished by the Manager to the Company, as updated from time to time (“Authorized Manager Representatives”), by telephone (confirmed promptly by electronic mail) to make such sales and (C) the Company has satisfied its obligations under Section 6 of this Agreement.  The Company will designate the maximum amount of the Shares to be sold by the Manager daily as agreed to by the Manager and in any event not in excess of the amount available for issuance under the currently effective Registration Statement. Subject to the terms and conditions hereof, the Manager shall use its reasonable efforts to sell all of the Shares designated.

(ii)  Notwithstanding the foregoing, the Company, through any of the Authorized Company Representatives, may instruct the Authorized Manager Representatives by telephone (confirmed promptly by electronic mail) not to sell the Shares if such sales cannot be effected at or above the price designated by the Company in any such instruction.  In addition, the Company or the Manager may, upon notice to the other party hereto by telephone (confirmed promptly by electronic mail), suspend the offering of the Shares; provided, however, that such suspension or termination shall not affect or impair the parties’ respective obligations with respect to the Shares sold hereunder prior to the giving of such notice.

(iii)  The Manager hereby covenants and agrees not to make any sales of the Shares on behalf of the Company pursuant to this Section 3(a), other than (A) by means of ordinary brokers’ transactions between members of the NYSE that qualify for delivery of a prospectus to the NYSE in accordance with Rule 153 of the Rules (such transactions are hereinafter referred to as “At-the-Market Offerings”) and (B) such other sales of the Shares on behalf of the Company in its capacity as agent of the Company as shall be agreed by the Company and the Manager.  The Manager has no obligations under Section 3(a)(i) to effect: (A) a sale of Shares on behalf of the Company that would constitute the sale of a “block” under Rule 10b-18(a)(5) under the Exchange Act, (B) an offer or sale of Shares on behalf of the Company that would constitute a “distribution” within the meaning of Rule 100 of Regulation M under the Exchange Act, or (C) an offer or sale in which the Manager reasonably believes it would be an “underwriter” under the Act in a transaction pursuant to this Agreement that is not an At-the-Market Offering.

(iv)  The compensation to the Manager, as an agent of the Company, for sales of Shares pursuant to this Section 3(a) shall be up to 2% of the gross sales price of the Shares sold as specified in Schedule A attached hereto.  Such rate of compensation shall not apply when the Manager acts as principal.  The remaining proceeds, after further deduction for any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales, shall constitute the net proceeds to the Company for such Shares (the “Net Proceeds”).

(v)  The Manager shall provide written confirmation to the Company following the close of trading on the NYSE each day in which the Shares are sold under this Section 3(a) setting forth the amount of the Shares sold on such day, the aggregate gross sales proceeds, any transaction fees deducted pursuant to Section

3(a)(iv), the Net Proceeds to the Company, and the compensation payable by the Company to the Manager with respect to such sales.

(vi)  Settlement for sales of the Shares pursuant to this Section 3(a) will occur on the third business day following the date on which such sales are made (each such day, a “Settlement Date”) at such time on the applicable Settlement Date as the Company and the Manager may mutually agree.  On each Settlement Date, the Shares sold through the Manager for settlement on such date shall be issued and delivered by the Company to the Manager against payment of the Net Proceeds for the sale of such Shares.  Settlement for all such Shares shall be effected by free delivery of the Shares to the Manager’s account at The Depository Trust Company through its Deposit and Withdrawal at Custodian System (“DWAC”) or by such other means of delivery as may be mutually agreed upon by the parties hereto, which in all cases shall be freely tradable, transferable, registered Listed Shares, in return for payments in same day funds delivered to the account designated by the Company.  If the Company, or its transfer agent (as applicable), shall default on its obligation to deliver the Shares on any Settlement Date, the Company shall (A) indemnify and hold the Manager harmless against any loss, claim or damage arising from or as a result of such default by the Company and (B) pay the Manager any commission to which it would otherwise be entitled absent such default.  The Authorized Company Representatives shall be the contact persons for the Company for all matters related to the settlement of the transfer of the Shares through DWAC for purposes of this Section 3(a)(vi).  If the Manager breaches this Agreement by failing to deliver proceeds on any Settlement Date for the Shares delivered by the Company, the Manager will pay the Company interest based on the effective overnight Federal Funds rate.

(vii)  At each Time of Sale, Settlement Date and Representation Date (as defined in Section 4(n)), the Company, the Partnership and KMI shall be deemed to have affirmed each representation and warranty contained in this Agreement.  Any obligation of the Manager to use its reasonable efforts to sell the Shares on behalf of the Company shall be subject to the continuing accuracy of the representations and warranties of the Company, the Partnership and KMI herein, to the performance by the Company of its obligations hereunder and to the continuing satisfaction of the additional conditions specified in Section 6 of this Agreement.

(viii)  The Company acknowledges and agrees that (A) there can be no assurance that the Manager will be successful in selling the Shares, (B) the Manager will incur no liability or obligation to the Company or any other person or entity if it does not sell Shares for any reason other than a failure by the Manager to use its reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Shares in accordance with the terms of this Agreement, and (C) the Manager shall be under no obligation to purchase Shares on a principal basis pursuant to this Agreement, except as otherwise specifically agreed by the Manager and the Company.  The Company hereby acknowledges that the

Manager may trade in the Listed Shares for the Manager’s own account and for the account of its clients at the same time as sales of the Shares occur pursuant to this Agreement.

(b)  (i) If the Company wishes to issue and sell the Shares other than as set forth in Section 3(a) of this Agreement (each, a “Placement”), it will notify the Manager of the proposed terms of such Placement.  If the Manager, acting as principal, wishes to accept such proposed terms (which it may decline to do for any reason in its sole discretion) or, following discussions with the Company, wishes to accept amended terms, the Manager and the Company will enter into a Terms Agreement setting forth the terms of such Placement.

(ii)  The terms set forth in a Terms Agreement will not be binding on the Partnership or the Manager unless and until the Partnership and the Manager have each executed such Terms Agreement accepting all of the terms of such Terms Agreement.  In the event of a conflict between the terms of this Agreement and the terms of a Terms Agreement, the terms of such Terms Agreement will control.

(c)  (i)  Under no circumstances shall the aggregate gross sales proceeds of the Shares sold pursuant to this Agreement exceed the dollar amount set forth in Section 1, nor shall the price of the Shares so sold exceed the price parameters, if any, authorized by the Company’s board of directors, or a duly authorized committee thereof.

(i)  If either party has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Shares, it shall promptly notify the other party and sales of the Shares under this Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party.

(d)  Each sale of the Shares shall be made in accordance with the terms of this Agreement or, if applicable, a Terms Agreement.

(e)  Subject to the limitations set forth herein and as may be mutually agreed upon by the Company and the Manager, sales pursuant to this Agreement may not be requested by the Company and need not be made by the Manager except during the period that begins after the filing of a quarterly report on Form 10-Q or an annual report on Form 10-K as of and within the period required by the Exchange Act, provided that, in the case of quarterly reports on Form 10-Q and annual reports on Form 10-K, only the filing date of the report last filed for such period by the Company, the Partnership and KMI shall apply for such purposes (each such date, a “Filing Date”) and ends, for all periods, on the earlier of (i) the date directors and officers are no longer permitted to trade pursuant to the Company’s policy on insider trading as in effect from time to time and (ii) the end of the quarter in which the applicable Filing Date occurs.  Notwithstanding the foregoing, without the prior written consent of each of the Company and the Manager, no sales of Shares shall take place, and the Company shall not request the sale of any Shares that would be sold, and the Manager shall not be obligated to sell, during any period in which the Company is in possession of material non-public information.

SECTION 4.  Covenants of the Company, the Partnership and KMI.  The Company, and where applicable the Partnership and KMI, agree with the Manager:

(a)  During any period in which a prospectus relating to the Shares is required to be delivered under the Act (whether physically, deemed to be delivered pursuant to Rule 153 of the Rules or through compliance with Rule 172 of the Rules or any similar rule), to advise the Manager promptly of any amendment or supplement to the Registration Statement or the Prospectus which is proposed to be filed (other than any amendment or supplement which does not relate to the sale of the Shares and not including any report or document which is the subject of Section 4(d) hereof) and not to effect such amendment or supplement in a form to which the Manager reasonably objects; and to cause each amendment or supplement to the Base Prospectus or the Prospectus relating to the sale of the Shares to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) of the Rules.

(b)  As soon as it is advised thereof, to advise the Manager of (i) the initiation or threatening by the Commission of any proceedings for the issuance of any order suspending the effectiveness of the Registration Statement or suspending the use of the Prospectus, (ii) receipt by it or any representative or attorney of it of any other communication from the Commission relating to the Company, the Registration Statement or the Prospectus, or (iii) suspension of qualification of the Shares for offering or sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will make every reasonable effort to prevent the issuance of an order suspending the effectiveness of the Registration Statement, or the use of the Prospectus, and if any such order is issued, to obtain as soon as possible the lifting thereof.

(c)  To make available to the Manager, as soon as practicable after the date of this Agreement, and thereafter from time to time to furnish to the Manager, as many copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the date of this Agreement) as the Manager may request for the purposes contemplated by the Act; in case the Manager is required to deliver (whether physically, deemed to be delivered pursuant to Rule 153 of the Rules or through compliance with Rule 172 of the Rules or any similar rule), in connection with the sale of the Shares, a prospectus after the nine-month period referred to in Section 10(a)(3) of the Act, or after the time a post-effective amendment to the Registration Statement is required pursuant to Item 512(a) of Regulation S-K under the Act, the Company will prepare, at its expense, promptly upon request such amendment or amendments to the Registration Statement and the Prospectus as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act or Item 512(a) of Regulation S-K under the Act, as the case may be.

(d)  To file promptly all reports and documents and any preliminary or definitive proxy or information statement required to be filed by the Company, the Partnership or KMI with the Commission in order to comply with the Exchange Act for so long as a prospectus is required by the Act to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 of the Rules or through compliance with Rule 172 of the Rules or any similar rule) in connection with any sale of the Shares; and during any such period that a prospectus is required to be delivered in connection with any sale of the Shares, to the extent practicable, to provide the Manager, for its review, with a copy of such reports and statements and other documents to be filed by the Company or the Partnership pursuant to Section 13, 14 or 15(d) of the Exchange Act a reasonable amount of time prior to any proposed filing; and to promptly notify the Manager of such filing.

(e)  If at any time when Shares remain unsold by the Manager the Company, the Partnership or KMI receives from the Commission a notice or otherwise ceases to be eligible to use Form S-3, the Company will promptly notify the Manager, and the Company will not give the Manager instructions to sell Shares under this Agreement until such time as the Company, the Partnership or KMI, as applicable, is again eligible to use Form S-3 for such purpose.

(f)  If immediately prior to the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Shares remain unsold by the Manager, the Company, the Partnership and KMI will, prior to the Renewal Deadline file, if they have not already done so and are eligible to do so, a new shelf registration statement relating to the Shares, in a form satisfactory to the Manager and will use their reasonable efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline.  The Company will use its reasonable efforts to take all other action necessary or appropriate to permit the public offering and sale of the Shares to continue as contemplated in the expired registration statement.  References herein to the Registration Statement shall include such new shelf registration statement.

(g)  During any period in which a prospectus is required to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 of the Rules or through compliance with Rule 172 of the Rules or any similar rule) in connection with any sale of Shares, if any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and, if for any reason it shall be necessary during such same period to amend the Registration Statement or amend or supplement the Prospectus to comply with the Act or file any document which will be deemed an Incorporated Document in order to comply with the Exchange Act and the rules and regulations thereunder, to promptly notify the Manager of the happening of any such event and forthwith to prepare, submit to the Manager, file with the Commission and deliver, without charge to the Manager either (i) amendments or supplements to the Registration Statement or Prospectus so that the statements in the Registration Statement or Prospectus, as so amended or supplemented, will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (ii) such amendments, supplements or documents which will effect such compliance.

(h)  To cooperate with the Manager in qualifying and to use its reasonable efforts to cooperate in maintaining in effect such qualification of the Shares for offer and sale under the securities or “blue sky” laws of such jurisdictions as the Manager may reasonably request; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified, to take any action which would subject it to service of process in suits, other than those arising out of the offering or sale of the Shares, in any jurisdiction where it is not now so subject, to qualify in any jurisdiction as a broker-dealer or to subject itself to any taxing authority where it is not now so subject.

(i)  To make generally available to the Company’s shareholders and the Manager an earnings statement which satisfies the provisions of Section 11(a) of the Act covering a period of twelve months beginning after the effective date of the Registration Statement (as defined in Rule 158(c) of the Rules) as soon as is reasonably practicable after the termination of such twelve month period but not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) of the Rules).

(j)  Not to sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to sell or otherwise dispose of or agree to dispose of, directly or indirectly, any Listed Shares or securities convertible into or exchangeable or exercisable for the Listed Shares or warrants or other rights to purchase the Listed Shares or any other securities of the Company that are substantially similar to the Listed Shares or permit the registration under the Act of any Listed Shares at any time that sales of the Shares have been made but not settled or at any time the Company has outstanding with the Manager any instructions to sell the Shares but such instructions have not been fulfilled or cancelled, in each case without giving the Manager at least three business days’ prior written notice, which, if given in the case of a sale, shall specify the nature of the proposed sale and the expected date of such proposed sale.   Notwithstanding the foregoing, the Company may (i) register, offer and sell the Shares through the Manager pursuant to this Agreement; (ii) consummate transactions for the acquisition of assets, businesses or the capital stock or other ownership interests of businesses in exchange for Listed Shares or any securities substantially similar to, convertible into or exchangeable or exercisable for Listed Shares, (iv) file a registration statement on Form S-8 relating to Listed Shares that may be issued pursuant to equity plans described in the Company’s reports filed with the Commission; (v) issue securities under the Company’s equity compensation plans described in the Company’s reports filed with the Commission under the Exchange Act; (vi) issue securities upon the exercise of options; and (vii) file an automatic shelf registration statement with respect to the Company’s Listed Shares, which may only be used for firm commitment underwritten offerings of Listed Shares.  In the event that notice of a proposed sale is provided by the Company pursuant to this Section 4(j), the Manager may (and shall if requested by the Company) suspend activity under this program for such period of time as may be requested by the Company or as may be deemed appropriate by the Manager.

(k)  Not, at any time at or after the execution of this Agreement, to offer or sell any Shares by means of any “prospectus” (within the meaning of the Act), or use any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Shares, in each case other than the Prospectus.

(l)  The Company, the Partnership and KMI will not, and such entities will cause their respective subsidiaries not to, take any action that is designed to or that constitutes or that might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company, the Partnership or KMI to facilitate the offer or sale of the Shares.

(m)  To use all reasonable efforts to effect the listing of the Shares on the NYSE, subject to notice of issuance.

(n)  Upon commencement of the offering of the Shares under this Agreement, and each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented (other than pursuant to subclause (ii) below and other than any prospectus supplement filed pursuant to Rule 424(b) of the Rules relating solely to the offering of securities other than the Shares), (ii) there is filed with the Commission any document incorporated by reference into the Prospectus (other than a Current Report on Form 8-K, unless the Manager shall otherwise reasonably request); provided that, in the case of annual reports on Form 10-K and quarterly reports on Form 10-Q, only the filing date of the report last filed for such period by the Company, the

Partnership and KMI shall apply for purposes of this subclause (ii), or (iii) otherwise as the Manager may reasonably request (each such date referred to in subclauses (i), (ii), and (iii) above, a “Representation Date”), to furnish or cause to be furnished to the Manager forthwith a certificate dated and delivered the date of effectiveness of such amendment, the date of filing with the Commission of such supplement or other document, or promptly following request by the Manager, as the case may be, in form satisfactory to the Manager to the effect that the statements contained in the certificate referred to in Section 6(e) of this Agreement which were last furnished to the Manager are true and correct at the time of such amendment, supplement, filing, or delivery, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such time) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in said Section 6(e), modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate.

(o)  Upon commencement of the offering of the Shares under this Agreement, and at each Representation Date, to furnish or cause to be furnished forthwith to the Manager and to counsel to the Manager a written opinion of Bracewell & Giuliani LLP, counsel to the Company, the Partnership and KMI (“Company Counsel”), or other counsel satisfactory to the Manager, dated and delivered as of such Representation Date, substantially to the effect as set forth in Exhibit A hereto, but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion.

(p)  Upon commencement of the offering of the Shares under this Agreement, and at each Representation Date, to furnish or cause to be furnished to the Manager forthwith a customary certificate of the Secretary of the Company on behalf of the Company and the Partnership and of the Secretary of KMI, dated and delivered as of such Representation Date, in form and substance satisfactory to the Manager.

(q)  Upon commencement of the offering of the Shares under this Agreement, and at each Representation Date, Andrews Kurth LLP, counsel to the Manager, or other counsel satisfactory to the Manager, shall deliver a written opinion, dated and delivered as of such Representation Date, in form and substance satisfactory to the Manager.

(r)  Upon commencement of the offering of the Shares under this Agreement, and each time that (i) the Registration Statement or the Prospectus is amended or supplemented (other than pursuant to subclause (ii) or (iii) below and other than any prospectus supplement filed pursuant to Rule

424(b) of the Rules relating solely to an offering of securities other than the Shares) to include additional or amended financial information, (ii) the Company, the Partnership or KMI shall file an annual report on Form 10-K or a quarterly report on Form 10-Q; provided that only the filing date of the report last filed for such period by the Company, the Partnership and KMI shall apply for purposes of this subclause (ii), or (iii) upon request by the Manager to the Company, there is filed with the Commission any document (other than an annual report on Form 10-K or a quarterly report on Form 10-Q) incorporated by reference into the Prospectus which contains financial information, to cause the Company’s, the Partnership’s and KMI’s accountants, or other independent accountants satisfactory to the Manager, forthwith to furnish the Manager a letter or letters, dated the date of the commencement of the offering, the date of effectiveness of such amendment, the date of filing of such supplement or other document with the Commission, or promptly upon request by the Manager, as the case may be, in form and substance reasonably satisfactory to the Manager and consistent with Statement of Auditing Standards, or SAS, No. 72, but modified to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter.

(s)  Upon commencement of the offering of the Shares under this Agreement, and each time that (i) the Registration Statement or the Prospectus is amended or supplemented (other than pursuant to subclause (ii) below and other than any prospectus supplement filed pursuant to Rule 424(b) of the Rules relating solely to the offering of securities other than the Shares), (ii) there is filed with the Commission any document incorporated by reference into the Prospectus (other than a Current Report on Form 8-K, unless the Manager shall otherwise reasonably request); provided that, in the case of annual reports on Form 10-K and quarterly reports on Form 10-Q, only the filing date of the report last filed for such period by the Company, the Partnership and KMI shall apply for purposes of this subclause (ii), or (iii) otherwise as the Manager shall reasonably request, to conduct a due diligence session, which shall include representatives of the management and the accountants of the the Company, the Partnership and KMI.

(t)  If to the knowledge of the Company, any condition set forth in Section 6(a) or 6(g) of this Agreement shall not have been satisfied on the applicable Settlement Date, to offer to any person who has agreed to purchase the Shares from the Company as the result of an offer to purchase solicited by the Manager the right to refuse to purchase and pay for such Shares.

(u)  To disclose in its quarterly reports on Form 10-Q and in its annual report on Form 10-K the number of the Shares sold through or to the Manager under this Agreement, the Net Proceeds to the Company and the compensation paid by the Company with respect to sales of the Shares pursuant to this Agreement during the relevant period.

(v)  At each Time of Sale, Settlement Date and Representation Date, the Company, the Partnership and KMI shall be deemed to affirm to the Manager that the representations and warranties of the Company, the Partnership and KMI contained in or made pursuant to this Agreement are true and correct as of each such date as though made at and as of such date.

SECTION 5.  Payment of Expenses.  The Company agrees with the Manager, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, to pay all of the expenses of the Company, the Partnership and KMI incurred in connection with the performance of their respective obligations under this Agreement, and the Company will pay, or reimburse if paid by the Manager, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated, all costs and expenses incident to the performance of the obligations of the Company, the Partnership and KMI under this Agreement, including those relating to (i) the preparation, printing and filing of the Registration Statement and exhibits thereto, the Base Prospectus, the Prospectus and any amendments or supplements thereto, and the printing and furnishing to the Manager copies of each thereof (including costs of mailing and shipment), this Agreement, any powers of attorney and any closing documents (including compilations thereof), (ii) the issuance, preparation, sale and delivery of the Shares, including the costs and expenses of any registrar, transfer agent and any agent thereof, including any reasonable fees and disbursements of counsel therefor and any stock or transfer taxes and stamp and similar duties payable upon the sale, issuance and delivery of the Shares to the Manager, (iii) the registration or qualification of the Shares for offer and sale under the securities or “blue sky” laws of the various jurisdictions referred to in Section 4(h), including the reasonable fees and disbursements of counsel for the Manager in connection therewith and the preparation and printing of legal investment and preliminary and supplementary “blue sky” memoranda, (iv) the furnishing to the Manager of copies of each Prospectus and any amendments or supplements thereto, and of the several documents required by Section 4(c) to be so furnished, including costs of shipping and mailing, (v) the listing of the Shares on the NYSE, (vi) any filing for review of the public offering of the Shares by FINRA, including the reasonable fees and disbursements of counsel for the Manager relating to FINRA matters and (vii) all other reasonable fees and disbursements of the Manager’s counsel and the counsel and accountants of the Company, the Partnership and KMI.  The Manager will pay all of its other own out-of-pocket costs and expenses incurred in connection with entering into this Agreement and the transactions contemplated by this Agreement, including, without limitation, travel, reproduction, printing and similar expenses.

SECTION 6.  Conditions of Manager’s Obligations.  The obligations of the Manager hereunder are subject to (i) the accuracy of the representations and warranties on the part of the Company, the Partnership and KMI on the date hereof, any applicable date referred to in Section 4(n) of this Agreement and each Settlement Date, (ii) the performance by the Company, the Partnership and KMI of their respective obligations hereunder and (iii) the following additional conditions precedent.

(a)  (i) No stop order suspending the effectiveness of the Registration Statement or the use of the Prospectus under the Act shall have been issued and no proceedings for such purpose shall be pending before or threatened by the Commission and any requests for additional information on the part of the Commission (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of the Manager; (ii) each part of the Registration Statement and any amendment thereto, at the time it became effective, shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (iii) the Prospectus, as amended or supplemented, shall not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(b)  (i) None of the Company, the Partnership, KMI or their respective subsidiaries shall have sustained since the date of the latest audited financial statements included in the Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree that could reasonably be expected to have a Material Adverse Effect, and (ii) since the respective dates as of which information is given in the Prospectus, there shall not have been any change, or any development involving a prospective change, in the limited liability company interests, partnership interests, capital stock or long-term debt of the Company, the Partnership, KMI or any of their respective subsidiaries that would constitute a material adverse change to either (A) the Company and its subsidiary and the Partnership and its subsidiaries taken as a whole, or (B) KMI and its subsidiaries taken as a whole, or any material adverse change in the general affairs, management, financial position or results of operations of either (Y) the Company and its subsidiary and the Partnership and its subsidiaries taken as a whole, or (Z) KMI and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business, in the case of either clause (i) or this clause (ii), other than as set forth in or contemplated by the Prospectus, if in the judgment of the Manager any such change makes it impracticable or inadvisable to consummate the sale and delivery of the Shares as contemplated in the Prospectus.

(c)  The Company shall have furnished to the Manager, at every date specified in Section 4(n) of this Agreement, the written opinion of Company Counsel, or other counsel satisfactory to the Manager, dated as of such date, as specified in Section 4(o).

(d)  At the dates specified in Section 4(r) of this Agreement, the Manager shall have received from the Company’s, the Partnership’s and KMI’s accountants the letters, dated as of such date, as specified in Section 4(r).

(e)  The Company shall have delivered to the Manager, at every date specified in Section 4(n) of this Agreement (each, a “Certificate Date”), a certificate of an executive officer of the Company, which shall certify on behalf of the Company and the Partnership, and a certificate of an executive officer of KMI, to the best of his or her respective knowledge after reasonable investigation, that (i) the representations and warranties of the Company, the Partnership and KMI, as applicable, as set forth in this Agreement are true and correct as of the Certificate Date, (ii) each of the Company, the Partnership and KMI, as applicable, has performed such of its obligations under this Agreement as are to be performed at or before each such Certificate Date, (iii) no stop order suspending the effectiveness of the Registration Statement or the use of the Prospectus under the Act has been issued and no proceedings for such purpose are pending before or threatened by the Commission, (iv) each part of the Registration Statement and any amendment thereto, at the time it became effective, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (v) the Prospectus, as amended or supplemented, does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (vi) none of (A) the Company and its subsidiary and the Partnership and its subsidiaries and (B) KMI and it subsidiaries have sustained since the date of the latest audited financial statements included in the Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree that could reasonably be expected to have a Material Adverse Effect, other than as set forth in or contemplated by the Prospectus, and (vii) since the respective dates as of which information is given in the Prospectus, there has not been any change, or any development involving a prospective change, in the limited liability company interests, partnership interests, capital stock or long-term debt of the Company, the Partnership, KMI or any of their respective subsidiaries that would constitute a material adverse change to either (A) the Company and its subsidiary and the Partnership and its subsidiaries taken as a whole, or (B) KMI and its subsidiaries taken as a whole, or any material adverse change in the general affairs, management, financial position or results of operations of either (Y) the Company and its subsidiary and the Partnership and its subsidiaries taken as a whole, or (Z) KMI and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business, other than as set forth in or contemplated by the Prospectus.

(f)  The Manager shall have received, at every date specified in Section 4(n) of this Agreement, the written opinion of Andrews Kurth LLP, or other counsel satisfactory to the Manager, dated as of such date, as specified in Section 4(q).

(g)  The Manager shall have received, at every date specified in Section 4(n) of this Agreement, a certificate of the Secretary of the Company on behalf of the Company and the Partnership and of the Secretary of KMI, dated as of such date, as specified in Section 4(p).

(h)  All filings with respect to the Shares required by Rule 424 of the Rules to have been filed with the Commission by the Settlement Date shall have been made within the applicable time period prescribed for such filing by Rule 424.

(i)  The Shares shall have been approved for listing on the NYSE, subject only to notice of issuance at or prior to the Settlement Date.

SECTION 7.  Indemnification and Contribution.  For purposes of this Section 7, “Prospectus Supplement” shall include any prospectus supplement relating to the Shares filed with the Commission pursuant to Rule 424(b) of the Rules.

(a)  Each of the Company, the Partnership and, with respect to information regarding itself, KMI, will indemnify and hold harmless the Manager and its respective affiliates and each person, if any, who controls the Manager within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, as follows:

(i)  against any and all loss, liability, claim, damage and expense whatsoever (including the reasonable cost of investigation), to which the Manager or any such person may become subject, (A) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (or any amendment or supplement to such documents), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (B) resulting from the use of any issuer free writing prospectus (as defined in Rule 433 of the Rules) or prospectus, other than the Prospectus, relating to the Shares, whether or not filed by the Company, the Partnership and KMI or on their behalf; provided, however, that this indemnity does not apply to the extent any such issuer free writing prospectus or prospectus is also used by the Manager;

(ii)  against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 7(d) below) any such settlement is effected with the written consent of the Company, the Partnership or KMI, as the case may be; and

(iii)  against any and all expense whatsoever, as incurred (including, subject to Section 7(c) hereof, the fees and disbursements of counsel chosen by the Manager), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under clause (i) or (ii) above;

provided, however, that the indemnity set forth in this Section 7(a) shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission contained in the Registration Statement or any Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company, the Partnership or KMI by or on behalf of the Manager expressly for use in the Registration Statement or any Prospectus (or any amendment or supplement to such documents).

(b)  The Manager will indemnify and hold harmless the Company, the Partnership, KMI, the General Partner, the directors of the General Partner and the Company, the directors of KMI, the officers of the Company and of KMI who signed the Registration Statement, and each person, if any, who controls the Company, the Partnership, KMI or the General Partner within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 7(a) (provided that with respect to indemnification of the nature contemplated by Section 7(a)(ii), such indemnification by the Manager for a settlement of any such loss, liability, claim, damage and expense must be effected with the written consent of the Manager), as incurred, but only with respect to any untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement or any Prospectus (or any amendment or supplement to such documents), in reliance upon and in conformity with written information furnished to the Company, the Partnership or KMI by or on behalf of the Manager expressly for use in the Registration Statement, the Base Prospectus or any Prospectus (or any amendment or supplement to such documents).

(c)  Each indemnified party shall give written notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 7(a) above, counsel to the indemnified parties shall be selected by the Manager, and, in the case of parties indemnified pursuant to Section 7(b) above, counsel to the indemnified parties shall be selected by the Partnership, provided that if it so elects within a reasonable time after receipt of such notice, an indemnifying party, jointly with any other indemnifying parties receiving such notice, may assume the defense of such action with counsel chosen by it and approved by the indemnified parties defendant in such action, unless such indemnified parties reasonably object to such assumption on the ground that there may be legal defenses available to them which are different from or in addition to those available to such indemnifying party. If an indemnifying party assumes the defense of such action, the indemnifying parties shall not be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action; provided, however, that the indemnifying party shall pay the fees and expenses of separate counsel for the indemnified party if (i) the indemnifying party has agreed to pay such fees and expenses or (ii) counsel for the indemnified party reasonably determines that representation of both the indemnifying party and the indemnified party by the same counsel would create a conflict of interest. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 7 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)  If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for reasonable fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 7(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.  Notwithstanding the immediately preceding sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, an indemnifying party shall not be liable for any settlement of the nature contemplated by Section 7(a)(ii) effected without its consent if such indemnifying party (i) reimburses such indemnified party in accordance with such request to the extent it considers such request to be reasonable and (ii) provides written notice to the indemnified party substantiating the unpaid balance as unreasonable, in each case prior to the date of such settlement.

(e)  If the indemnification provided for in this Section 7 is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, the Partnership and KMI, on the one hand, and the Manager, on the other hand, from the offering of the Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, the Partnership and KMI, on the one hand, and of the Manager, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.  The relative benefits received by the Company, the Partnership and KMI, on the one hand, and the Manager, on the other hand, in connection with the offering of the Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the total Net Proceeds from the offering of the Shares pursuant to this Agreement received by the Company, and the total compensation received by the Manager, in each case as provided in Section 3(a)(iv), bear to the gross sales price of the Shares sold by or through the Manager.  The relative fault of the Company, the Partnership and KMI, on the one hand, and the Manager, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, the Partnership and KMI or by the Manager and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Company, the Partnership, KMI and the Manager agree that it would not be just and equitable if contribution pursuant to this Section 7(e) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7(e).  The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7(e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this Section 7(e), the Manager shall not be required to contribute any amount in excess of the compensation received by it pursuant to this Agreement, as determined in accordance with Section 3(a)(iv). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  For purposes of this Section 7(e), each affiliate of the Manager and each person, if any, who controls the Manager within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, shall have the same rights to contribution as the Manager; each director of the General Partner and the Company, each director of KMI, each officer of the Company and of KMI who signed the Registration Statement, and each person, if any, who controls the Company, the Partnership, KMI or the General Partner within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company, the Partnership, KMI and the General Partner.

The obligations of the Company, the Partnership and KMI under this Section 7(e) shall be in addition to any liability which such entities may otherwise have.

SECTION 8.  Representations and Agreements to Survive Delivery.  The indemnity and contribution agreements contained in Section 7 and the covenants, warranties and representations of the Company, the Partnership and KMI contained in this Agreement or in certificates delivered pursuant hereto shall remain in full force and effect regardless of any investigation made by or on behalf of the Manager, its partners, directors or officers or any person (including each partner, officer or director of such person) who controls the Manager within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, or by or on behalf of the Company, the Partnership, KMI, their respective directors or officers or any person who controls the Company, the Partnership or KMI within the meaning of Section 15 of the Act or Section 20 of the Exchange Act,

and shall survive any termination of this Agreement or the issuance and delivery of the Shares.

SECTION 9.  Termination.

(a)  The Company shall have the right, by giving written notice as hereinafter specified, to terminate this Agreement in its sole discretion at any time.  Any such termination shall be without liability of any party to any other party except that (i) with respect to any pending sale, through the Manager for the Company, the obligations of the Company, the Partnership and KMI, including in respect of compensation of the Manager, shall remain in full force and effect notwithstanding the termination, and (ii) the reimbursement, indemnification and contribution agreements contained in Sections 5 and 7 hereof, the provisions of Sections 8, 10, 11, 12 and 16 hereof, and the representations, warranties, covenants and agreements of the Company, the Partnership and KMI in this Agreement shall remain in full force and effect regardless of any termination of this Agreement.

(b)  The Manager shall have the right, by giving written notice as hereinafter specified, to terminate the provisions of this Agreement relating to the solicitation of offers to purchase the Shares in its sole discretion at any time.  Subject to Section 9(a)(ii), any such termination shall be without liability of any party to any other party.

(c)  This Agreement shall remain in full force and effect unless terminated pursuant to Sections 9(a) or (b) above or otherwise by mutual agreement of the parties; provided that any such termination by mutual agreement shall in all cases be deemed to provide that Sections 5, 7 and 8 shall remain in full force and effect, unless otherwise agreed by the parties.

(d)  Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by the Manager or the Company, as the case may be.  If such termination shall occur prior to the Settlement Date for any sale of the Shares sold prior to such termination, such sale shall settle in accordance with the provisions of Section 3(a)(vi) of this Agreement.

SECTION 10.  Notices.  Except as otherwise herein provided, all statements, requests, notices and agreements under this Agreement shall be in writing and delivered by hand, overnight courier, mail or facsimile and, if to the Manager, shall be sufficient in all respects if delivered or sent to Credit Suisse Securities (USA) LLC, 11 Madison Avenue, New York, NY, Attention: LCD-IBD, and, if to the Company, the Partnership or KMI, it shall be sufficient in all respects if delivered or sent to such entity at the offices of such entity at 500 Dallas Street, Suite 1000, Houston, Texas 77002, Attention: Kimberly A. Dang, Vice President and Chief Financial Officer, Facsimile No.

(713) 495-2818.  Each party to this may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

SECTION 11.  Parties at Interest.  The Agreement herein set forth has been and is made solely for the benefit of the Manager, the Company, the Partnership and KMI and to the extent provided in Section 7 of this Agreement the controlling persons, directors, officers and affiliates referred to in such section, and their respective successors, assigns, heirs, personal representatives and executors and administrators.  No other person, partnership, association or corporation (including a purchaser, as such purchaser, from the Manager) shall acquire or have any right under or by virtue of this Agreement.

SECTION 12.  No Fiduciary Relationship.  Each of the Company, the Partnership and KMI hereby acknowledges that the Manager is acting solely as sales agent and/or principal in connection with the purchase and sale of the Company’s securities.  Each of the Company, the Partnership and KMI further acknowledges that the Manager is acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis, and in no event do the parties intend that the Manager act or be responsible as a fiduciary to the Company, the Partnership, KMI, their respective management, security holders or creditors or any other person in connection with any activity that the Manager may undertake or has undertaken in furtherance of the purchase and sale of the Company’s securities, either before or after the date hereof.  The Manager hereby expressly disclaims any fiduciary or similar obligations to the Company, the Partnership or KMI, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and each of the Company, the Partnership and KMI hereby confirms its understanding and agreement to that effect.  The Company, the Partnership, KMI and the Manager agree that they are each responsible for making their own independent judgments with respect to any such transactions and that any opinions or views expressed by the Manager to the Company regarding such transactions, including, but not limited to, any opinions or views with respect to the price or market for the Company’s securities, do not constitute advice or recommendations to the Company.  Each of the Company, the Partnership and KMI hereby waives and releases, to the fullest extent permitted by law, any claims that it may have against the Manager with respect to any breach or alleged breach of any fiduciary or similar duty to the Company, the Partnership or KMI in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.

SECTION 13.  Adjustments for Share Splits.  The parties acknowledge and agree that all share related numbers contained in this Agreement shall be adjusted to take into account any share split effected with respect to the Shares.

SECTION 14.  Entire Agreement.  This Agreement constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof.

SECTION 15.  Counterparts.  This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.

SECTION 16.  Law; Construction.  This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York.

SECTION 17.  Headings.  The Section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

SECTION 18.  Successors and Assigns.  This Agreement shall be binding upon the Manager, the Company, the Partnership, KMI and their successors and assigns and any successor or assign of any substantial portion of the Company’s, the Partnership’s, KMI’s and the Manager’s respective businesses and/or assets.

SECTION 19.  Miscellaneous.  Lending affiliates of the Manager have or may in the future have lending relationships with issuers of securities underwritten or privately placed by the Manager.  To the extent required under the securities laws, prospectuses and other disclosure documents for securities underwritten or privately placed by the Manager will disclose the existence of any such lending relationships and whether the proceeds of the issue will be used to repay debts owed to affiliates of the Manager.

References herein to information or matters “set forth,” “disclosed,” “contained” or words of similar import in the Registration Statement, the Base Prospectus, the Prospectus Supplement or the Prospectus include information or matters incorporated by reference therein.

If the foregoing correctly sets forth the understanding between the Company, the Partnership and KMI, on the one hand, and the Manager, on the other hand, please so indicate in the space provided below for that purpose, whereupon this Agreement and your acceptance shall constitute a binding agreement between the Company, the Partnership and KMI, on the one hand, and the Manager, on the other hand.  Alternatively, the execution of this Agreement by the Company, the Partnership and KMI and its acceptance by or on behalf of the Manager may be evidenced by an exchange of telegraphic or other written communications.

Very truly yours,

KINDER MORGAN MANAGEMENT, LLC

By:	/s/ Kimberly A. Dang
	Name:	Kimberly A. Dang
	Title:	Vice President and Chief Financial Officer

KINDER MORGAN ENERGY PARTNERS, L.P.

By:	Kinder Morgan G.P., Inc.,
its general partner

By:	Kinder Morgan Management, LLC,
its delegate

By:	/s/ Kimberly A. Dang
	Name:	Kimberly A. Dang
	Title:	Vice President and Chief Financial Officer

KINDER MORGAN, INC.

By:	/s/ Kimberly A. Dang
	Name:	Kimberly A. Dang
	Title:	Vice President and Chief Financial Officer

ACCEPTED as of the date first above written

CREDIT SUISSE SECURITIES (USA) LLC

By:	/s/ Robert Santangelo
	Name:	Robert Santangelo
	Title:	Managing Director

EXHIBIT A

FORM OF OPINION OF BRACEWELL & GIULIANI LLP

1.                                       Each of the Company, the Partnership, KMI and the General Partner is validly existing and in good standing as a limited partnership, limited liability company or corporation, as applicable, under the laws of its jurisdiction of formation or incorporation, as applicable, and each such entity has full limited partnership, limited liability company or corporate power and authority, as the case may be, to own its properties and to conduct its business as such business is described in the Prospectus, as supplemented by the Prospectus Supplement.

2.                                       The Agreement has been duly authorized, executed and delivered by the Company, for itself and as the delegate of the General Partner pursuant to the Delegation of Control Agreement on behalf of the Partnership, and by KMI.

3.                                       (a) The Shares to be delivered pursuant to the Agreement have been duly authorized and, when issued and delivered against payment of the consideration therefor pursuant to the Agreement, will be validly issued, fully paid and (except as affected by the Delaware LLC Act) nonassessable, (b) the Shares, the i-units and the purchase obligation of KMI conform as to legal matters in all material respects to the descriptions thereof contained in the Prospectus under the captions “Description of Our Shares” and “Description of the i-Units,” as applicable, (c) the Shares are approved for listing, subject to official notice of issuance, on the New York Stock Exchange, (d) to such counsel’s knowledge after due inquiry, the shareholders of the Company have no preemptive rights with respect to the Shares, (e) the i-units to be purchased from the Partnership by the Company on each Settlement Date have been duly authorized and, when issued and delivered as contemplated in the Agreement against payment of the consideration therefor will be validly issued, fully paid and (except as affected by the Delaware LP Act) nonassessable, and (f) to such counsel’s knowledge after due inquiry, the limited partners of the Partnership have no preemptive rights with respect to such i-units.

4.                                       To such counsel’s knowledge after due inquiry, except with respect to Class B units, or as disclosed in the Registration Statement or the Prospectus, as supplemented by the Prospectus Supplement, no person or entity has the right to require the registration under the Act of Listed Shares or Common Units or other securities of the Company or the Partnership, which right has not been waived; and except as described in the Registration Statement or the Prospectus, as supplemented by the Prospectus Supplement, or provided in various employee or director stock- or unit-based benefit or compensation plans, to such counsel’s knowledge after due inquiry, there are no agreements to issue, and there are no outstanding options, warrants or other rights calling for the issuance of, any Listed Shares or Common Units to any person, nor any security or other instrument, except for the Class B units, that by its terms is convertible into, exercisable for or exchangeable for interests of the Company or the Partnership.

5.                                       Counsel will confirm (a) such counsel’s opinion set forth in the Prospectus under the caption “Material U.S. Federal Income Tax Consequences” and (b) that, based on the accuracy of the representations made by the Company and the General Partner and subject to the qualifications set forth therein, the discussion set forth in the Prospectus under such caption is a summary of the United States federal income tax matters described therein that is accurate in all material respects.

6.                                       The Registration Statement has been declared effective under the Act; any filings of the Prospectus and the Prospectus Supplement required prior to the date of such opinion pursuant to Rule 424(b) of the Rules have been made in the manner and within the time period required by Rule 424(b) of the Rules; and, to such counsel’s knowledge after due inquiry, no stop order suspending the effectiveness of the Registration Statement has been issued under the Act and no proceedings for that purpose have been instituted or threatened by the Commission.

7.                                       The Registration Statement, the Prospectus, as supplemented by the Prospectus Supplement, and any further amendments and supplements thereto made by the Company, the Partnership and KMI prior to the date of such opinion, excluding the Incorporated Documents, as of their respective effective or issue dates (other than the financial statements and notes thereto and supporting schedules and other financial or accounting data and information pertaining to natural resource reserves included therein or omitted therefrom, as to which such counsel need express no opinion) appeared on their face to comply as to form in all material respects with the requirements of the Act and the Rules.

8.                                       The Incorporated Documents (other than the financial statements and notes thereto and supporting schedules and other financial or accounting data and information pertaining to natural resource reserves included therein or omitted therefrom, as to which such counsel need express no opinion), when they became effective (if incorporated by reference to another registration statement) or were filed with the Commission, as the case may be, appeared on their face to comply as to form in all material respects with the requirements of the particular form under the Act or the Exchange Act and the respective rules and regulations thereunder, as applicable; and, to such counsel’s knowledge after due inquiry, there are no documents that are required to be filed as exhibits to the Registration Statement or to any of the Incorporated Documents that are not so filed.

9.                                       The execution and delivery of the Agreement and the consummation of the transactions therein contemplated will not (a) violate, or constitute a default under (or constitute an event that, with the giving of notice or lapse of time or both, would constitute such a default under), any of the terms or provisions of any indenture, mortgage, deed of trust or loan agreement or other agreement or

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instrument filed or incorporated by reference as an exhibit to the Company’s, the Partnership’s or KMI’s respective Annual Report on Form 10-K most recently filed with the Commission or to any Form 10-Q or Form 8-K of any such entity filed since the filing of such Annual Report on Form 10-K, (b) violate any provision of the limited liability company agreement of the Company, the partnership agreement of the Partnership or the certificate of incorporation or bylaws of KMI or the General Partner, (c) violate any existing obligation of the Company, the Partnership, KMI or the General Partner under any existing court or administrative order, judgment or decree of which such counsel has knowledge after due inquiry, or (d) violate any applicable provisions of the federal laws of the United States (based on the limitations set forth below), the laws of the State of Texas, or the General Corporation Law of the State of Delaware, the Delaware LP Act or the Delaware LLC Act.

10.                                 No consent, approval, authorization or order of, or filing with, any federal, Delaware or Texas court or governmental agency or body is required under federal or Texas law, or the General Corporation Law of the State of Delaware, the Delaware LP Act, the Delaware LLC Act or the laws of the State of New York, for the consummation by the Company, the Partnership and KMI of the transactions contemplated by the Agreement in connection with the issue and sale of the Shares by the Company, except (a) as have been obtained under the Act and the Rules, (b) as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Manager, and (c) such as the failure to obtain or make would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

11.                                 To such counsel’s knowledge after due inquiry, and other than as set forth in the Prospectus, as supplemented by the Prospectus Supplement, there is no legal or governmental proceeding pending or threatened against the Company, the Partnership, KMI the General Partner or any Significant Subsidiary, which would individually or in the aggregate reasonably be expected to have a Material Adverse Effect.

12.                                 None of the Company, the Partnership or KMI is subject to regulation as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

In rendering such opinion, such counsel may state that such opinion is based on and limited to the relevant federal law of the United States of America, the law of the State of Texas, the General Corporation Law of the State of Delaware, the Delaware LP Act, the Delaware LLC Act and the law of the State of New York and that they render no opinion with respect to the state securities or Blue Sky laws of any jurisdiction or the law of any other jurisdiction. Such counsel may note that they are not admitted to the practice of law in the State of Delaware. With respect to paragraph 9, such counsel may also state

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that they render no opinion with respect to the anti-fraud provisions of the federal securities laws.

Such counsel may state that whenever its opinion is based on factual matters that are “to its knowledge after due inquiry” or “of which it has knowledge after due inquiry,” such counsel has, with the Manager’s concurrence, relied to the extent such counsel deemed appropriate on certificates of officers (after the discussion of the contents thereof with such officers) of the Company (for itself and on behalf of the Partnership), the General Partner or KMI, or certificates of others as to the existence or nonexistence of the factual matters upon which such opinion is predicated.  Such counsel shall state that it has no reason to believe, however, that any such certificate is untrue or inaccurate in any material respect.

Such counsel may also state that, because the primary purpose of such counsel’s engagement was not to establish or confirm factual matters or financial or accounting matters or matters pertaining to natural resource reserves and because of the wholly or partially non-legal character of many of the statements contained in the Registration Statement, the Prospectus, as supplemented by the Prospectus Supplement, or any amendment or supplement thereto, such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Prospectus, as supplemented by the Prospectus Supplement, or any amendment or supplement thereto (except to the extent expressly set forth in clause (b) of paragraph 3 above or clause (b) of paragraph 5 above) and they have not independently verified the accuracy, completeness or fairness of such statements (except as aforesaid); that, without limiting the foregoing, they assume no responsibility for, have not independently verified and have not been asked to comment on the accuracy, completeness or fairness of the financial statements and notes thereto, schedules and related data and other financial or accounting data or information pertaining to natural resource reserves included in the Registration Statement, the Prospectus, as supplemented by the Prospectus Supplement, or any amendment or supplement thereto, or the exhibits to the Registration Statement, and they have not examined the accounting, financial or other records from which such financial statements and notes thereto, schedules and related data and other financial or accounting data or information pertaining to natural resource reserves contained therein were derived; and that, although certain portions of the Registration Statement have been included therein on the authority of “experts” within the meaning of the Act, they are not experts with respect to any portion of the Registration Statement, including, without limitation, such financial statements and notes thereto, schedules and related data and other financial or accounting data or information pertaining to natural resource reserves included therein; that such counsel did not participate in the preparation of the Incorporated Documents; however, they have participated in conferences with officers and other representatives of the Company, the Partnership, KMI and the General Partner, such entities’ auditors, and representatives of the Manager, including counsel for the Manager, at which the contents of the Registration Statement, the Prospectus, as supplemented by the Prospectus Supplement, or any amendment or supplement thereto, and related matters were

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discussed; and, based upon such participation and review, and relying as to materiality in part upon the factual statements of officers and other representatives of the Company, the Partnership, KMI and the General Partner and upon representatives of the Manager, no facts have come to their attention that have caused them to believe that the Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Registration Statement, including any information included in the Prospectus which was omitted from such Registration Statement at the time it became effective but that is deemed to be part of and included in such Registration Statement pursuant to Rule 430B of the Rules, at the effective date with respect to the Manager pursuant to Rule 430B(f)(2) of the Rules, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, as supplemented by the Prospectus Supplement, or any amendment or supplement thereto, as of the date of the Prospectus Supplement or as of the date of such opinion, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, it being understood that such counsel has not been asked to comment on, and such counsel expresses no belief with respect to, the financial statements and notes thereto, schedules and related data and other financial or accounting data or information pertaining to natural resource reserves or exhibits contained or incorporated by reference in or omitted from the Registration Statement, the Prospectus, as supplemented by the Prospectus Supplement, or any amendment or supplement thereto.

Such counsel may state that its opinion is solely for the benefit of the Manager pursuant to Section 6(c) of the Agreement, and may not be used or relied upon by the Manager in any other capacity or for any other purpose and may not be used or relied upon by any other person or entity for any purpose without such counsel’s express prior written authorization.  Such counsel may state that except for the use permitted therein, such opinion may not be quoted, circulated or published, in whole or in part, or otherwise referred to, filed with or furnished to any other person or entity, without such counsel’s express prior written authorization; that the opinion expressed therein is not an opinion with respect to matters of fact or a guarantee and should not be construed or relied on as such; that the opinion expressed therein is as of the date thereof, and such counsel expressly disclaims any responsibility to update such opinion after the date thereof; and that such opinion is strictly limited to the matters stated therein, and no other or more extensive opinion is intended, implied or to be inferred beyond the matters expressly stated therein.

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